COLI 2000
                         Illustration Sample Calculation

ILLUSTRATED INSURED:
-------------------

Male, Age 43, Nonsmoker, Guaranteed Issue
Initial Base Death Benefit: $419,965
Initial Total Death Benefit: $650,194; Death Benefit Option 1
Initial Scheduled Premium: $34,907.62 paid annually for 7 years on the policy anniversary.
Hypothetical Gross Annual Investment Return: 12.00%
Current Cost of Insurance Rates

CONTRACT VALUE
--------------

Contract Value = (Beginning Contract Value + Net Premium - Monthly Deduction) x
                           (Net Investment Factor)

DERIVATION OF NET RATE OF RETURN FROM GROSS RATE OF RETURN
----------------------------------------------------------

Net Rate of Return = 10.93% = 12.00% - 0.20% - 0.87%

Mortality and Expense Risk Charge = 0.20%

Assumed Asset Charges = 0.87%; Assumed Asset Charges vary by Investment Option. Actual Asset Charges will vary with the policy owner's allocation of net premium and policy value to the various investment options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

DERIVATION OF NET PREMIUM FROM GROSS PREMIUM
--------------------------------------------

Net Premium = Gross Premium - Sales Expense Charge

For Policy Year 5:
Sales Expense Charge = 8% of the lesser of Paid Premium or Target Premium, plus
                   4% of the excess, if any, of Paid Premium over Target Premium

The Sales Expense Charges include a State Premium Tax Charge of 2.25% of all premiums and the Federal Deferred Acquisition Cost Charge of 1.25% of all premiums.

Target Premium = (Initial Base Death Benefit) x 0.05368801
                    =(419,965) x (0.05368801) = $22,547.09

Sales Expense Charge = 8% x ($22,547.09) + 4% x ($34,907.62 - $22,547.09)
                    = $2,298.19

Net Premium = $34,907.62 - $2,298.19 = $32,609.43

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND
OTHER MONTHLY DEDUCTIONS ARE MADE
----------------------------------------------------

For Policy Year 5, Month 1:

Monthly Deduction = Monthly Sales Expense Charge + Policy Administrative Expense
                           Charge + COI Deduction

Monthly Sales Expense Charge = (Initial Base Death Benefit x $0.10 / 1,000) +
                                  (Initial Term Death Benefit x $0.01 / 1,000)

    Initial Term Death Benefit = Initial Total Death Benefit -
                   Initial Base Death Benefit = $650,194 - $419,965 = $230,229

Monthly Sales Expense Charge = ($419,965 x $0.10 / 1,000)
                               + ($230,229 x $0.01 / 1,000) = $44.30

Policy Administrative Expense Charge = $5 per Month

Monthly COI Deduction = (Net Amount at Risk) x
                         Monthly COI Rate per Thousand / 1,000

     Net Amount at Risk = (Death Benefit /
                           Death Benefit Discount Factor - Contract Value)

                        = ($650,194 / 1.0032737 - $194,586.31)
                        = $453,486.09

     The contract value used to determine the net amount at risk is after applying any premium and after deducting the Monthly Sales Expense Charge and the Policy Administrative Expense Charge

Monthly COI Deduction = ($453,486.09) x (0.141049 / 1,000) = $63.96

Monthly Deduction = $44.30 + $5 + $63.96 = $113.26

Contract Value after Monthly Deduction = Beginning Contract Value + Net Premium-
                                                              Monthly Deduction

                              = $162,026.17 + $32,609.43 - $113.26 = $194,522.34

HOW INVESTMENT EARNINGS ARE DETERMINED
--------------------------------------

We determine the Net Investment Factor for any Valuation Period using
the following equation:   (a / b) - c

a is:
1. the net asset value per share of the Fund held in the Investment Option as of the Valuation Date plus
2. the per-share amount of any dividend or capital gain distribution on shares of the Fund held by theInvestment Option if the ex-dividend date occurs in the Valuation Period just ended plus or minus
3. a per-share charge or credit, as we may determine on the Valuation Date for tax reserves and

b is:
1. the net asset value per share of the Fund held in the Investment Option as of the last prior Valuation Date plus or minus
2. the per-share or per-unit charge or credit for tax reserves as of the end of the last prior Valuation Date and

c is the applicable Investment Option deduction for the Valuation Period.

The Accumulation Unit Value may increase or decrease. The number of Accumulation Units credited to your Policy will not change as a result of the Investment Option's investment experience. The Separate Account will redeem Fund shares at their net asset value, to the extent necessary to make payments under the Policy.

In the illustrations, a hypothetical monthly net investment factor is determined that is equivalent to a 10.93% net annual effective rate of return.

Hypothetical Monthly Net Investment Factor = (1 + 10.93%) ^ (1 / 12)
    = 1.00868157

This hypothetical monthly net investment factor is applied to the contract value after monthly deduction to determine the end of month contract value.

For Policy Year 5, Month 1:

End of Month Contract Value = $194,522.34 x 1.00868157 = $196,211.09

Monthly Investment Earnings = End of Month Contract Value -
                                 Contract Value after Monthly Deduction
                                 = $196,211.09 - $194,522.34
                                 = $1,688.76

DETERMINATION OF END OF YEAR CONTRACT VALUE
-------------------------------------------

Each month, the monthly deduction amount is deducted from the contract value and the monthly investment earnings are added to the contract value. The end of month twelve contract value is the end of year contract value. Please see below:


                                                   Monthly        Policy
                                        Sales        Sales        Admin.
    Policy  Policy  Gross Premium      Expense      Expense       Expense   COI Charge     Investment  Contract Value
      Year   Month                     Charge       Charge        Charge                    Earnings
    ------  ------  -------------      -------      -------       -------   ----------     ----------  --------------
         4      12                                                                                        162,026.17

         5       1     34,907.62     2,298.19        44.30          5.00        63.96       1,688.76      196,211.09

         5       2                                   44.30          5.00        63.74       1,702.44      197,800.50

         5       3                                   44.30          5.00        63.52       1,716.24      199,403.92

         5       4                                   44.30          5.00        63.29       1,730.16      201,021.48

         5       5                                   44.30          5.00        63.06       1,744.21      202,653.33

         5       6                                   44.30          5.00        62.83       1,758.37      204,299.58

         5       7                                   44.30          5.00        62.60       1,772.67      205,960.34

         5       8                                   44.30          5.00        62.37       1,787.09      207,635.77

         5       9                                   44.30          5.00        62.13       1,801.64      209,325.97

         5      10                                   44.30          5.00        61.89       1,816.31      211,031.09

         5      11                                   44.30          5.00        61.65       1,831.12      212,751.25

         5      12                                   44.30          5.00        61.41       1,846.05      214,486.61


End of Year 5 Contract Value = $214,486.61

HOW CHARGES ARE DEDUCTED FROM THE INVESTMENT OPTIONS AND THE FIXED ACCOUNT
--------------------------------------------------------------------------

We deduct certain charges from each Premium Payment you make before we allocate that Premium Payment (Net Premium Payment) among the Investment Options and the Fixed Account. The policy owner chooses the allocation of the net premium among the Investment Options and the Fixed Account.

The monthly deduction amount is deducted pro rata from each of the Investment Option's values attributable to the Policy and the Fixed Account.

We deduct a daily charge for mortality and expense risks from the assets in the Investment Options.

Fund charges are not direct charges under the Policy. When you allocate money to the Investment Options, the Separate Account purchases shares of the corresponding Funds at net asset value. The net asset value reflects investment advisory fees and other expenses already deducted from the Funds.


HOW THE CALCULATIONS VARY FOR OTHER CONTRACT YEARS
--------------------------------------------------

Sales Expense Charge: The charges vary by policy year. See the prospectus for a table of these charges.

Monthly Sales Expense Charge: This charge applies for the first 20 policy years only. A monthly sales expense charge also applies for the first 20 policy years following an increase in stated amount.

COI Charge: The COI rates vary by issue age and policy year. The net amount at risk varies as the contract value varies.

Mortality and Expense Risk Charge: The Mortality and Expense Risk Charge is 20bp for policy year 1-25 followed by 5bp in policy years 26 and later.

All of the charges above are current charges. They may be changed in the future but may not exceed the guarantees.

                                    COLI III
                         Illustration Sample Calculation

ILLUSTRATED INSURED:

Male, Age 43, Nonsmoker, Guaranteed Issue
Initial Base Death Benefit: $419,965
Initial Total Death Benefit: $650,194; Death Benefit Option 1
Initial Scheduled Premium: $34,907.62 paid annually for 7 years on the policy anniversary.
Hypothetical Gross Annual Investment Return: 12.00%
Current Cost of Insurance Rates

CONTRACT VALUE

Contract Value = (Beginning Contract Value + Net Premium - Monthly Deduction) x
                           (Net Investment Factor)

DERIVATION OF NET RATE OF RETURN FROM GROSS RATE OF RETURN

Net Rate of Return = 10.93% = 12.00% - 0.20% - 0.87%

Mortality and Expense Risk Charge = 0.20%

Assumed Asset Charges = 0.87%; Assumed Asset Charges vary by Investment Option. Actual Asset Charges will vary with the policy owner's allocation of net premium and policy value to the various investment options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

DERIVATION OF NET PREMIUM FROM GROSS PREMIUM

Net Premium = Gross Premium - Sales Expense Charge

For Policy Year 5:
Sales Expense Charge = 8% of the lesser of Paid Premium or Target Premium, plus
                       4.5% of the excess, if any, of Paid Premium over Target
                         Premium

The Sales Expense Charges include a State Premium Tax Charge of 2.25% of all premiums and the Federal Deferred Acquisition Cost Charge of 1.25% of all premiums.

Target Premium = (Initial Base Death Benefit) x 0.05368801
                     = (419,965) x (0.05368801) = $22,547.09

Sales Expense Charge = 8% x ($22,547.09) + 4.5% x ($34,907.62 - $22,547.09) =
$2,359.99

Net Premium = $34,907.62 - $2,359.99 = $32,547.63

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER MONTHLY DEDUCTIONS ARE MADE

For Policy Year 5, Month 1:

Monthly Deduction = Monthly Sales Expense Charge + Policy Administrative Expense
                             Charge + COI Deduction

Monthly Sales Expense Charge = (Initial Base Death Benefit x $0.10 / 1,000) +
                               (Initial Term Death Benefit x $0.01 / 1,000)

Initial Term Death Benefit = Initial Total Death Benefit
                             - Initial Base Death Benefit

                           = $650,194 - $419,965 = $230,229

Monthly Sales Expense Charge = ($419,965 x $0.10 / 1,000) + ($230,229 x
                            $0.01 / 1,000) = $44.30

Policy Administrative Expense Charge = $5 per Month

Monthly COI Deduction = (Net Amount at Risk) x Monthly COI Rate per
                                Thousand / 1,000

         Net Amount at Risk = (Death Benefit / Death Benefit Discount Factor -
                              Contract Value)

                            = ($650,194 / 1.0032737 - $193,795.17)
                            = $454,277.24

         The contract value used to determine the net amount at risk is after applying any premium and after deducting the Monthly Sales Expense Charge and the Policy Administrative Expense Charge

Monthly COI Deduction = ($454,277.24) x (0.141049 / 1,000) = $64.08

Monthly Deduction = $44.30 + $5 + $64.08 = $113.38

Contract Value after Monthly Deduction = Beginning Contract Value +
                         Net Premium - Monthly Deduction

               = $161,296.84 + $32,547.63 - $113.38 = $193,731.09

HOW INVESTMENT EARNINGS ARE DETERMINED

We determine the Net Investment Factor for any Valuation Period using the following equation: (a / b) - c a is:
-
     1. the net asset value per share of the Fund held in the Investment Option as of the Valuation Date plus

     2. the per-share amount of any dividend or capital gain distribution on shares of the Fund held by the Investment Option if the ex-dividend date occurs in the Valuation Period just ended plus or minus

     3. a per-share charge or credit, as we may determine on the Valuation Date for tax reserves and

b is:
-
     1. the net asset value per share of the Fund held in the Investment Option as of the last prior Valuation Date plus or minus

     2. the per-share or per-unit charge or credit for tax reserves as of the end of the last prior Valuation Date and

c is the applicable Investment Option deduction for the Valuation Period.
-
The Accumulation Unit Value may increase or decrease. The number of Accumulation Units credited to your Policy will not change as a result of the Investment Option's investment experience. The Separate Account will redeem Fund shares at their net asset value, to the extent necessary to make payments under the Policy.

In the illustrations, a hypothetical monthly net investment factor is determined that is equivalent to a 10.93% net annual effective rate of return.

Hypothetical Monthly Net Investment Factor = (1 + 10.93%) ^ (1 / 12)=1.00868157

This hypothetical monthly net investment factor is applied to the contract value after monthly deduction to determine the end of month contract value.

For Policy Year 5, Month 1:

End of Month Contract Value = $193,731.09 x 1.00868157 = $195,412.98

Monthly Investment Earnings = End of Month Contract Value -
                                 Contract Value after Monthly Deduction
                                 = $195,412.98 - $193,731.09
                                 = $1,681.89

DETERMINATION OF END OF YEAR CONTRACT VALUE

Each month, the monthly deduction amount is deducted from the contract value and the monthly investment earnings are added to the contract value. The end of month twelve contract value is the end of year contract value. Please see below:

                                                   Monthly        Policy
                                        Sales        Sales        Admin.
    Policy  Policy         Gross      Expense      Expense       Expense          COI     Investment        Contract
      Year   Month       Premium       Charge       Charge        Charge       Charge       Earnings           Value
         4      12                                                                                        161,296.84
         5       1     34,907.62     2,359.99        44.30          5.00        64.08       1,681.89      195,412.98
         5       2             -            -        44.30          5.00        63.85       1,695.51      196,995.34
         5       3             -            -        44.30          5.00        63.63       1,709.25      198,591.67
         5       4             -            -        44.30          5.00        63.41       1,723.11      200,202.08
         5       5             -            -        44.30          5.00        63.18       1,737.09      201,826.69
         5       6             -            -        44.30          5.00        62.95       1,751.20      203,465.63
         5       7             -            -        44.30          5.00        62.72       1,765.43      205,119.05
         5       8             -            -        44.30          5.00        62.49       1,779.78      206,787.05
         5       9             -            -        44.30          5.00        62.25       1,794.27      208,469.75
         5      10             -            -        44.30          5.00        62.01       1,808.88      210,167.33
         5      11             -            -        44.30          5.00        61.77       1,823.62      211,879.88
         5      12             -            -        44.30          5.00        61.53       1,838.49      213,607.53

End of Year 5 Contract Value = $213,607.53

HOW CHARGES ARE DEDUCTED FROM THE INVESTMENT OPTIONS AND THE FIXED ACCOUNT

We deduct certain charges from each Premium Payment you make before we allocate that Premium Payment (Net Premium Payment) among the Investment Options and the Fixed Account.

The monthly deduction amount is deducted pro rata from each of the Investment Option's values attributable to the Policy and the Fixed Account.

We deduct a daily charge for mortality and expense risks from the assets in the Investment Options.

Fund charges are not direct charges under the Policy. When you allocate money to the Investment Options, the Separate Account purchases shares of the corresponding Funds at net asset value. The net asset value reflects investment advisory fees and other expenses already deducted from the Funds.

HOW THE CALCULATIONS VARY FOR OTHER CONTRACT YEARS

Sales Expense Charge: The charges vary by policy year. See the prospectus for a table of these charges.

Monthly Sales Expense Charge: This charge applies for the first 20 policy years only. A monthly sales expense charge also applies for the first 20 policy years following an increase in stated amount.

COI Charge: The COI rates vary by issue age and policy year. The net amount at risk varies as the contract value varies.

Mortality and Expense Risk Charge: The Mortality and Expense Risk Charge is 20bp for policy year 1-25 followed by 5bp in policy years 26 and later.

All of the charges above are current charges. They may be changed in the future but may not exceed the guarantees.